Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation/Organization
9103-2359 Quebec Inc.	Canada
Assenzio S.r.l.	Italy
CopperSteel HoldCo, Inc	Delaware
Entertainment Services Latam S.A. de C.V.	Mexico
Fiesta Texas Hospitality LLC	Texas
Fiesta Texas, Inc.	Texas
Flags Beverages, Inc.	Texas
Funtime, Inc.	Ohio
Funtime Parks, Inc.	Delaware
GP Holdings Inc.	Delaware
Great America LLC	Illinois
Great Escape Holding Inc.	New York
Great Escape Rides L.P.	New York
Great Escape Theme Park L.P.	New York
Hurricane Harbor GP LLC	Delaware
Hurricane Harbor LP	Delaware
Hurricane Harbor LP LLC	Delaware
HWP Development LLC	New York
HWP Development Holdings LLC	New York
HWP Management, Inc.	New York
Magic Mountain LLC	California
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Park Management Corp.	California
PP Data Services Inc.	Texas
Premier International Holdings Inc.	Delaware
Premier Parks Holdings Inc.	Delaware
Riverside Park Enterprises, Inc.	Massachusetts
SFG Holdings, Inc.	Delaware
SF Great America Holding LLC	Illinois
SFOG II, Inc.	Delaware
SFOG II Employee, Inc.	Delaware
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware
SFOG Acquisition Company LLC	Delaware
SFOT II Holdings, LLC	Delaware
SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware

Exhibit 21.1

SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFT Holdings, Inc.	Delaware
Six Flags America Inc.	Colorado
Six Flags America LP	Maryland
Six Flags America Property Corporation	Maryland
Six Flags Concord LLC	California
Six Flags Darien LLC	New York
Six Flags Darien Seasonal LLC	New York
Six Flags eCommerce LLC	Maryland
Six Flags Frontier LLC	Oklahoma
Six Flags Great Adventure LLC	New Jersey
Six Flags Great Adventure Charitable Foundation, Inc.	New Jersey
Six Flags Great Escape L.P.	New York
Six Flags International Development Co.	Texas
Six Flags Mexico S.A. de C.V.	Mexico
Six Flags MW LLC	Illinois
Six Flags Oaxtepec S.A. de C.V.	Mexico
Six Flags Operations Inc.	Delaware
Six Flags Over Georgia, Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
Six Flags Over Texas, Inc.	Delaware
Six Flags Phoenix LLC	Arizona
Six Flags Services, Inc.	Delaware
Six Flags Services of Illinois, Inc.	Delaware
Six Flags Splashtown LLC	Texas
Six Flags St. Louis LLC	Missouri
Six Flags Theme Parks Inc.	Delaware
Six Flags WW Bay LLC	Oklahoma
Station Development Associates LP	Delaware
Station Development, Inc.	New York
Stuart Amusement Company	Massachusetts
Texas Flags, Ltd.	Texas
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico